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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT


                  We consent to the incorporation by reference in this Registration Statement on Form S-8 of Marcum Natural Gas Services, Inc. of our report dated March 12, 1998 (March 23, 1998 as to Note 8), appearing in the Annual Report on Form 10-KSB of Marcum Natural Gas Services, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Denver, Colorado

June 12, 1998

                                     23.2-1